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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) of Broadcom Corporation pertaining to the Epigram, Inc. 1996 Stock Plan, the Maverick Networks 1998 Stock Plan and stock option grants to three employees of Armedia, Inc., of our reports dated January 26, 1999, with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

Orange County, California
June 9, 1999